SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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DELUXE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Deluxe Corporation 3680 Victoria Street N. Shoreview, MN 55126-2966 P.O. Box 64235 St. Paul, MN 55164-0235 www.dlx.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

To the Shareholders of Deluxe Corporation:

The 2002 annual meeting of shareholders will be held at the Deluxe Corporation facility located at 1005 Gramsie Road, Shoreview, Minnesota on Tuesday, May 7, 2002, at 1:30 p.m. Central Daylight Time for the following purposes:

1.	To elect 10 Directors to hold office until the 2003 annual meeting of shareholders.

2.	To approve the Deluxe Corporation 2000 Employee Stock Purchase Plan for the purpose of qualifying the Plan under Section 423 of the Internal Revenue Code.

3.
To approve amendments to the Deluxe Corporation 2000 Stock Incentive Plan in order to increase the number of shares available for issuance under the Plan, extend the term of the Plan, and allow for annual stock option grants to non-employee Directors of the Company.

4.	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2002.

5.	To take action on any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 11, 2002 are entitled to vote at the meeting and at any adjournment thereof.

Whether or not you expect to be present at the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible or follow the instructions on the proxy card for voting via telephone or over the Internet to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request.

BY	ORDER OF THE BOARD OF DIRECTORS

An	thony C. Scarfone
Se	cretary
March 27, 2002

DELUXE CORPORATION
3680 Victoria Street N.
Shoreview, Minnesota 55126-2966

PROXY STATEMENT
2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) and management of Deluxe Corporation (the “Company”) are asking you to return the enclosed proxy card. It is your ballot for voting on the items of business at the 2002 Annual Meeting of Shareholders (the “Meeting”). The items of business are discussed in this proxy statement and in the Notice of Annual Meeting of Shareholders, which appears on the cover page of this proxy statement.

The Meeting will be held at the Deluxe Corporation facility located at 1005 Gramsie Road, Shoreview, Minnesota on Tuesday, May 7, 2002, at 1:30 p.m., Central Daylight Time. If for some reason the Meeting is rescheduled to a later date or time, your proxy will continue to be valid unless expressly cancelled or changed.

Your shares will be voted at the Meeting according to your proxy instructions. If your proxy instructions do not specify how you want to vote on any specified item(s) of business, your proxy will be voted in favor of the item(s). These proxy solicitation materials are first being sent to shareholders on or about April 2, 2002.

In order to vote at the Meeting, you must be a shareholder of record of the Company as of the close of business on March 11, 2002. As of that date, there were 64,270,928 shares of the Company’s Common Stock outstanding. The Company does not have any other class of capital stock outstanding.

You have one vote for each share you own and you can vote those shares for each item of business addressed at the Meeting. Shareholders have the option to vote using the Internet, by telephone or by mailing back the enclosed proxy card. If you want to vote using the Internet or by telephone, please see the proxy card for instructions.

The total number of votes cast by all shareholders either present at the Meeting or voting by proxy will determine whether an item of business is approved. A majority of the outstanding shares must be represented in person or by proxy in order to consider the items of business at the Meeting. Shares as to which the holder has abstained on any matter (or has withheld authority as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting but, for purposes of determining the approval of each matter as to which the shareholder has abstained, will not be counted as having been voted in favor of such matter. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, but will not be considered as present and entitled to vote with respect to such matters.

A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing with the Secretary another proxy bearing a later date, by submitting a new proxy by telephone or through the Internet, or by appearing at the Meeting and voting in person.

The Company pays all of the costs of sending out proxy materials and encouraging shareholders to vote. The Company’s directors, officers and regular employees may use mail, Internet, telephone and personal calls to encourage shareholders to vote. They do not, however, receive additional compensation for soliciting shareholder proxies. The Company also has retained, at its expense, Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The cost of such proxy solicitation services is expected to be $6,500 plus out-of-pocket expenses. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors currently consists of 11 persons. As of the date of the Meeting, the Board has set the size of the Board at 10 persons and recommends that the persons listed below be elected directors to serve until the 2003 annual meeting of the Company’s shareholders. All of the nominees for election to the Board are current directors who, with the exception of Messrs. Mosner and Eilers, are not current or former officers or employees of the Company (“Independent Directors”). The only current Director not standing for re-election to the Board is Calvin W. Aurand, Jr. In accordance with the Board’s current Corporate Governance Policies regarding term limits, Mr. Aurand will retire from the Board effective as of the 2002 Meeting. Mr. Aurand has been a director of the Company since 1996. No family relationship exists between any of the nominees for director of the Company.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below.

Ronald E. Eilers, age 54, has been a director of the Company since August 2000. He has served as President and Chief Operating Officer of the Company since December 29, 2000. From August 1997 to December 2000, Mr. Eilers was a Senior Vice President of the Company and managed its Paper Payment Systems business. From February 1997 to August 1997, Mr. Eilers was President of Deluxe Direct, Inc., a subsidiary of the Company, and from October 1996 to February 1997 was Vice President of Deluxe Direct, Inc.

Daniel D. Granger, age 53, has been a director of the Company since November 2000. He has been the Chief Executive Officer of Catalina Marketing Corporation (“Catalina”) since July 1998 and became Chairman in July 2000. Catalina provides strategic targeted marketing solutions for consumer goods companies and retailers. He served as President and Chief Operating Officer of Catalina from April 1998 to July 1998 and also has served as a director since April 1998. Previously, Mr. Granger served as President of Catalina Marketing Services from January 1996 to April 1998.

Barbara B. Grogan, age 54, has been a director of the Company since 1991. She is the founder of Western Industrial Contractors of Denver, Colorado (“Western Industrial”) and has served as its President and Chief Executive Officer since 1982. Western Industrial specializes in the moving and installation of heavy industrial equipment. Ms. Grogan also serves as a director of Pentair, Inc. and Apogee Enterprises, Inc.

Charles A. Haggerty, age 60, has been a director of the Company since December 2000. He was Chairman of the Board of Western Digital Corporation (“Western Digital”) from July 1993 until his retirement in June 2000. Mr. Haggerty was also Chief Executive Officer of Western Digital from July 1993 to January 2000, and was President from June 1992 to July 1993. Western Digital is a manufacturer of hard disk drives. Mr. Haggerty is also a director of Beckman Coulter, Inc., Pentair, Inc., and Vixel Corporation.

Donald R. Hollis, age 66, has been a director of the Company since November 1996. He has served as President of DRH Strategic Consulting, Inc., a consulting firm which assists technology firms and financial institutions in developing and improving their products based on information technology, since January 1996. Mr. Hollis is also a director of the Illinois Institute of Technology and Advocate Health Care.

Cheryl Mayberry McKissack, age 46, has been a director of the Company since November 2000. Since December 2000, she has been the Chairperson and Chief Executive Officer of Nia Enterprises, LLC., an interactive communications company for diversity marketing and database services, of which she is also a founder. From November 1997 to November 2000, Ms. McKissack served as Senior Vice President and General Manager of worldwide sales and marketing for Open Port Technology, Inc., a provider of Internet infrastructure messaging solutions. From September 1992 to July 1997, she served as Vice President of Sales (Americas) for 3Com Corporation (formerly US Robotics), a provider of networking products and solutions.

Lawrence J. Mosner, age 60, has been a director of the Company since August 1999. He has served as Chairman of the Board and Chief Executive Officer of the Company since December 2000. Prior to this position, Mr. Mosner served as Vice Chairman, a position he assumed in August 1999. Before being named as Vice Chairman, Mr. Mosner served as Executive Vice President of the Company with overall responsibility for the Company’s day-to-day operations from July 1997 until April 1999, at which point he was designated to lead the Company’s initiative to restructure the Company’s various businesses and evaluate strategic alternatives for enhancing shareholder value. From February to July 1997, Mr. Mosner was Senior Vice President of the Company and served as President of its Paper Payment Systems business. From November 1995 until February 1997, Mr. Mosner served as Senior Vice President of the Company and President of Deluxe Direct, Inc. (“DDI”), a subsidiary of the Company that included all of its business units selling direct to consumers and direct to small business customers.

Stephen P. Nachtsheim, age 57, has been a director of the Company since November 1995. He was a corporate vice president of Intel Corporation (“Intel”) and the co-director of Intel Capital from 1998 until his retirement in July 2001. From 1994 until 1998, Mr. Nachtsheim served as the General Manager of Intel’s mobile/handheld products group. Intel designs and manufactures integrated circuits, microprocessors and other electronic components.

Martyn R. Redgrave, age 49, has been a director of the Company since August 2001. He has been the Executive Vice President-Finance and Chief Financial Officer of Carlson Companies, Inc. since 1994. Carlson Companies is a world leader in the hospitality, travel and marketing services industries.

Robert C. Salipante, age 45, has been a director of the Company since November 1996. He has been President and General Manager of ING US Financial Services (“ING”), a financial service company, since October 2001. From September 2000 to October 2001, he was General Manager and Chief Executive Officer of ING US Retail Financial Services. Mr. Salipante was President and Chief Operating Officer of ReliaStar Financial Corp. (“ReliaStar”), a holding company specializing in financial services, from July 1999 through August 2000. Prior to this position, Mr. Salipante served as Senior Vice President, Personal Financial Services of ReliaStar from November 1996 through July 1999. He joined ReliaStar in July 1992 as Senior Vice President and Chief Financial Officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Unless authority to vote is withheld, the persons named as proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the Meeting, which is not presently anticipated, the persons named as proxies will vote for such other person or persons as they may, in their discretion, determine.

Meetings and Committees of the Board of Directors

There were 6 meetings of the Board of Directors in 2001.

In 2001, the Board of Directors had an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Finance Committee, each comprised entirely of Independent Directors. Each director attended, in person or by phone, at least 94% of the aggregate of all the meetings of the Board and its committees on which he or she served during the period in which they served in such capacities. Each of the foregoing committees has a written charter, approved by the Board, setting forth the authority and responsibilities of the committee. A summary of each committee’s responsibilities follows:

Audit Committee

The Audit Committee recommends to the Board of Directors the selection of independent accountants, reviews the activities and reports of the independent accountants and our internal accounting controls, and takes such other actions as may be required of audit committees under rules promulgated by the Securities and Exchange Commission (the “Commission”) or the New York Stock Exchange (“NYSE”). This Committee also is authorized to take such other actions as the Committee determines necessary or appropriate relating to the Company’s financial management, systems of financial record keeping and financial reporting. The Audit Committee observes the best practice guidelines recommended by the Blue Ribbon Committee Report on Improving the Effectiveness of Corporate Audit Committees and also regularly reviews with management the Company’s reporting and compliance policies and practices.

Compensation Committee

The Compensation Committee is responsible for, among other things, developing an executive compensation philosophy and related administrative policies; reviewing comparative market data for the CEO and the other officers and ensuring that the Company’s compensation programs are competitive; approving the design of short- and long-term incentive compensation programs for the officers and other key management personnel; establishing performance measurements and compensation awards under the Company’s short- and long-term incentive compensation programs for the officers and other key management personnel; overseeing the process by which the Board annually evaluates the performance of the CEO; determining the compensation of the CEO; reviewing and approving the compensation of the Company’s other officers; monitoring the compliance and progress of officers related to share ownership guidelines; and administering the Company’s equity-based compensation programs.

Corporate Governance Committee

During 2001, the Committee on Board Affairs was renamed the Corporate Governance Committee to better reflect the broadening scope of its responsibilities in helping to ensure that the Company maintains best practices in all matters of corporate governance. The Corporate Governance Committee advises the Board of Directors and assists the Board’s various committees on matters of corporate governance. The Corporate Governance Committee is responsible for overseeing the Board’s various corporate governance guidelines, including those related to Board and committee composition and compensation, selection and development of senior executives, director share ownership, annual board assessments, director term limits, management succession planning, conflicts of interest, and corporate oversight processes. In addition, the Committee has established director education guidelines that require all directors to annually attend at least one continuing education course, related to their service on the Board, at the Company’s expense. The Committee is also responsible for coordinating the Board candidate review and nomination process. The Corporate Governance Committee will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail and addressed to the Corporate Governance Committee in care of the Secretary of the Company. Shareholders wishing to nominate directors must comply with the procedures set forth in the Company’s Bylaws.

Finance Committee

The Finance Committee provides assistance to the Board of Directors in evaluating financing strategies, financial policies and other matters affecting the capital structure of the Company. The Finance Committee is responsible for, among other things, evaluating large acquisitions and divestitures, reviewing and recommending policies concerning corporate finance matters and shareholder dividends, and reviewing and making recommendations to the Board of Directors with respect to proposals regarding Company securities.

Committee Meetings and Membership

The following table shows the number of meetings during the last fiscal year and the names of the directors currently serving on each committee.

Committee	Number of Meetings During Last Fiscal Year	Current Members
Audit Committee	10	Robert C. Salipante*, Barbara B. Grogan, Daniel D. Granger and Martyn R. Redgrave

Compensation Committee	5	Calvin W. Aurand, Jr.*, Daniel D. Granger, Donald R. Hollis and Stephen P. Nachtsheim

Corporate Governance Committee	5	Stephen P. Nachtsheim*, Barbara B. Grogan, Charles A. Haggerty and Cheryl Mayberry McKissack

Finance Committee	5	Charles A. Haggerty*, Robert C. Salipante and Martyn R. Redgrave

    * Committee Chairperson

Director Compensation

Directors who are employees of the Company do not receive compensation for their service on the Board other than their compensation as employees. During 2001, Independent Directors of the Company each received a $50,000 annual Board retainer, payable quarterly. An additional $12,500 annual committee retainer was paid to the chair of each committee, and a $7,500 annual committee retainer was paid to each other member of a committee. Fees are not paid for attendance at meetings. In addition to the foregoing, Independent Directors may receive compensation for the performance of duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members. No such supplemental compensation was paid to any director in 2001.

In November 1997, the Company adopted the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Director Plan”). The purpose of the Director Plan is to provide an opportunity for Independent Directors to increase their ownership of the Company’s stock and thereby align their interest in the long-term success of the Company with that of the other shareholders. Under the Director Plan, each Independent Director must irrevocably elect to receive, in lieu of cash, shares of Common Stock having a fair market value equal to at least 50% of his or her annual board and committee retainer. The shares of Common Stock receivable pursuant to the Director Plan are issued quarterly or, at the option of the Independent Director, credited to the director in the form of deferred restricted stock units. These restricted stock units vest and are converted into shares of Common Stock on the earlier of the tenth anniversary of February 1st of the year following the year in which the Independent Director ceases to serve on the Board or such other date as is elected by the Independent Director in his or her deferral election (for example, upon termination of service as a director).

Each restricted stock unit entitles the holder to receive dividend equivalent payments equal to the dividend payment on one share of Common Stock. Any restricted stock units issued pursuant to the Director Plan will vest and be converted into shares of Common Stock in connection with certain defined changes of control of the Company. All shares of Common Stock issued pursuant to the Director Plan are issued under the Company’s Stock Incentive Plan and must be held by the Independent Director for a minimum period of six months from the date of issuance, or such longer period as may be required by the Securities Exchange Act of 1934.

Each new Independent Director elected to the Board after December 31, 2000 receives a one-time grant of 1,000 shares of restricted stock under the Stock Incentive Plan as of the date of his or her initial election to the Board of Directors. The restricted stock vests in equal installments on the dates of the Company’s regular shareholders’ meetings in each of the three years following the date of grant, provided that the Director remains in office immediately following the annual meeting. Restricted stock awards also vest immediately upon an Independent Director’s retirement from the Board in accordance with the Company’s policy with respect to mandatory retirement.

Upon approval of the proposal to amend the Deluxe Corporation 2000 Stock Incentive Plan, each Independent Director will be eligible to receive non-qualified options to purchase shares of the Company’s stock to further assist each such director in achieving and maintaining the established share ownership guidelines. All options granted to Independent Directors will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and otherwise will be subject to the same material terms and conditions applicable to options then being awarded to executive officers. It is anticipated that all Independent Directors re-elected at the Meeting will be granted 1,000 options. The amount of future grants will be at the discretion of the Compensation Committee (in consultation with the Corporate Governance Committee), but will not exceed 5,000 options per year.

Under the provisions of a previous Board retirement plan that has been replaced by the Director Plan, Independent Directors with at least five years of service as an Independent Director who resign or are not nominated for re-election will receive an annual payment equal to the annual Board retainer in effect on July 1, 1997 ($30,000 per year) for the number of years during which the retiree served on the Board as an Independent Director prior to October 31, 1997. In calculating a Director’s eligibility for benefits under this plan, partial years of service are rounded up to the nearest whole number. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree’s remaining available for consultation with management and refraining from engaging in any activity in competition with the Company. Independent Directors Aurand, Grogan, Hollis, Nachtsheim and Salipante are eligible for benefits under this plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 11, 2002, the number of shares of Common Stock beneficially owned by i) each person who is known by the Company to beneficially own more than five percent of the Company’s outstanding Common Stock, ii) each director of the Company, iii) each person named in the Summary Compensation Table that appears elsewhere in this Report (the “Named Executive Officers”), and iv) all of the current directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ESL Partners, L.P. One Lafayatte Place Greenwich, CT 06832(1)	6,295,000	9.79%
Lawrence J. Mosner(2)	509,935	*
Ronald E. Eilers(3)	100,228	*
Guy C. Feltz(4)	54,424	*
Warner F. Schlais(5)	30,315	*
Richard L. Schulte(6)	63,079	*
Douglas J. Treff(7)	31,829	*
Calvin W. Aurand, Jr.(8)	6,037	*
Daniel D. Granger(9)	7,691	*
Barbara B. Grogan(10)	14,162	*
Charles A. Haggerty(11)	22,351	*
Donald R. Hollis(12)	11,318	*
Cheryl Mayberry McKissack(13)	2,369	*
Stephen P. Nachtsheim(14)	15,591	*
Martyn R. Redgrave(15)	1,739	*
Robert C. Salipante(16)	10,002	*
All directors and executive officers as a group (18 persons)(17)	907,679	1.41%

            * Less than 1%.

(1) Based on a Schedule 13G, filed with the Commission on February 14, 2002, by ESL Partners, L.P. (4,308,219 shares), ESL Limited (835,972 shares), ESL Institutional Partners, L.P. (151,074 shares) and ESL Investors, L.L.C. (999,735 shares). These entities (the “ESL Reporting Group”) each have sole voting and dispositive power with respect to the number of shares indicated after their respective names and the members of the ESL Reporting Group are, collectively, the beneficial owners of an aggregate of 6,295,000 shares of the Company’s Common Stock, or 9.79% of outstanding shares on March 11, 2002.

(2) Includes 450,500 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 34,252 restricted stock units granted on January 25, 2002.

(3) Includes 79,086 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 7,395 restricted stock units granted on January 25, 2002.

(4) Includes 45,001 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(5) Includes 26,667 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 3,081 restricted stock units granted on January 25, 2002.

(6) Includes 52,503 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 1,506 restricted stock units granted on January 25, 2002.

(7) Includes 21,829 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 3,766 restricted stock units granted on January 25, 2002.

(8) Includes 4,577 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(9) Includes 667 shares of restricted stock that vest in equal installments on the dates of the Company’s annual shareholders’ meetings in each of the next two years, and 2,691 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(10) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, and 7,237 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(11) Includes 10,000 shares held by the Haggerty Family Foundation (as to which Mr. Haggerty disclaims beneficial ownership), 667 shares of restricted stock that vest in equal installments on the dates of the Company’s annual shareholders’ meetings in each of the next two years, and 1,351 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(12) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 3,036 shares held by the Hollis Family Limited Partnership I, and 453 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(13) Includes 667 shares of restricted stock that vest in equal installments on the dates of the Company’s annual shareholders’ meetings in each of the next two years.

(14) Includes 2,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,000 shares held by the Nachtsheim Family Trust, and 7,120 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(15) Includes 1,000 shares of restricted stock that vest in equal installments on the dates of the Company’s annual shareholders’ meetings in each of the three years following the date of grant, and 739 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan.

(16) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(17) Includes 695,653 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations, requires the Company’s directors, executive officers, and any persons holding more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Commission and the NYSE. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure of a Reporting Person to file a required report by the applicable due date during 2001. In June 2001, Robert C. Salipante’s investment manager inadvertently sold 2,000 shares of the Company’s stock held in a discretionary account without notifying Mr. Salipante of the intended sale. Given that this sale was made without Mr. Salipante’s knowledge or consent, he missed the due date for reporting the transaction. Promptly upon learning of the sale, however, Mr. Salipante filed an amended Form 4 for June 2001 reporting the transaction. Except as noted above, and based solely on a review of the copies of the reports furnished to the company and written representations submitted to it, the Company believes that all Reporting Persons timely filed all required reports during this period.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

Introduction

The Company’s officer compensation program is designed to attract and retain highly skilled and capable executives and other individuals who will be responsible for ensuring the Company’s continued success. The compensation program is intended to align the interests of shareholders and management by linking both short- and long-term compensation to corporate performance, encouraging stock ownership by management and rewarding financial performance that increases total shareholder return.

The Compensation Committee of the Board of Directors has overall responsibility for compensation actions affecting the Company’s senior executives. The Compensation Committee is currently composed of four members of the Board of Directors who are not current or former officers or employees of the Company (Mr. Aurand, Chair, Mr. Granger, Mr. Nachtsheim and Mr. Hollis).

The Compensation Committee is responsible for:

•	Developing an executive compensation philosophy and related administrative policies;

•
Reviewing comparative market data for the Chief Executive Officer (the “CEO”) and the Company’s other senior executives (together with the CEO, the “Officers”) and ensuring that the Company’s compensation programs are competitive;

•	Approving the design of short- and long-term incentive compensation programs for the Officers and certain other key management personnel (the “Key Managers”);

•	Establishing performance measurements and compensation awards under the Company’s short- and long-term incentive compensation programs for the Officers and Key Managers;

•	Determining the compensation of the CEO;

•	Reviewing and approving the compensation of the Company’s other Officers; and

•	Administering the Company’s equity-based compensation programs.

The Compensation Committee has access to and meets with independent compensation consultants regarding industry and geographic compensation levels and practices. For 2001, the Compensation Committee used compensation survey (the “Compensation Survey”) data from two peer groups selected from among publicly-traded companies to provide comparative data on the appropriate mix of compensation elements and overall compensation levels. The first peer group included companies engaged in similar industries or facing similar business challenges to those faced by the Company or which met other selected financial and quantitative criteria. The second peer group consisted of a general industry group. In either case, the comparative compensation data was interpolated to most nearly approximate an industrial company with sales approximately equal to those of the Company in order to make appropriate compensation comparisons.

Officer Compensation Program

Annual incentive compensation – Management and highly compensated employees selected by the Compensation Committee also participate in the Company’s 2000 Annual Incentive Plan, as amended (the “Annual Incentive Plan”). For 2001, a total of 11 employees received awards pursuant to the Annual Incentive Plan.

The 2001 performance criteria adopted by the Compensation Committee were intended to provide incentive (i.e., bonus) cash compensation and total cash compensation (i.e., base salary plus incentive) at or around the median of the companies in the Compensation Survey if the target goals were achieved, rising above such level if the goals were exceeded. A reduced level of compensation was to have been paid if the performance goals were not attained, and no incentive compensation would have been paid if the Company’s performance fell below certain thresholds.

For the Named Executive Officers, the only performance factor that was considered in determining incentive compensation for 2001 under the Annual Incentive Plan was Deluxe Value Added (“DVA”), a criterion designed to measure the Company’s financial return in excess of a charge for capital employed. Twenty-five percent of Mr. Schulte’s and Mr. Feltz’s incentive compensation for 2001 was linked to DVA for the Company on a consolidated basis, and the remaining seventy-five percent was based on the DVA of the specific business unit for which each is responsible: Deluxe Business Services and Deluxe Financial Services, respectively. All of the remaining Named Executive Officers’ incentive compensation was based solely on consolidated DVA. In establishing annual performance measurements for the upcoming year, the Compensation Committee considers whether adjustments should be made for certain extraordinary or one-time events in order to ensure the comparability of year-over-year performance results. Once the measurement criteria are defined, and consistent with the requirements for “performance-based compensation” imposed by Section 162(m) of the Internal Revenue Code, no adjustments may be made to the criteria, although the Compensation Committee retains the ability to reduce payments to the Officers in its discretion.

The Company’s adjusted DVA and the applicable business unit DVA performances all exceeded targeted levels during 2001. Incentive compensation payments to the Named Executive Officers under the Annual Incentive Plan for 2001 were at twice the targeted award levels, with the exception of Mr. Feltz whose award for the business unit component of his incentive compensation was 107% of the targeted level.

Long-term incentive compensation – The third element of the Company’s compensation program involves stock options issued under the Company’s Stock Incentive Plan. Option grants for each Named Executive Officer are described herein under the caption “Option/SAR Grants in Last Fiscal Year.” The level of long-term incentive grants for 2001 was targeted at or around the median of the long-term incentive compensation provided by companies in the Compensation Survey.

Stock Ownership Guidelines – The Company has established stock ownership guidelines for its executive officers, and the Committee regularly reviews with Company management each executive’s progress toward attaining their targeted level of share ownership. The current guidelines are as follows: Mr. Mosner, five times base salary; Mr. Eilers, three times base salary; all other executive officers, two times base salary. The guidelines call for the targeted levels of ownership to be achieved within five years of the time the individual became an executive officer. All executives have either achieved or are on track to achieve their targets.

2001 CEO Compensation

On December 29, 2000, in tandem with the spin-off of eFunds Corporation, Mr. Lawrence Mosner became Chairman of the Board of Directors and Chief Executive Officer of the Company. For 2001, Mr. Mosner received base compensation of $625,300. Mr. Mosner also earned incentive compensation of $1,250,600 under the Annual Incentive Plan. As more fully described above, Mr. Mosner’s 2001 incentive compensation was determined by a comparison between the Company’s adjusted DVA and the performance standards set by the Compensation Committee.

Mr. Mosner was also awarded a 7-year, non-qualified stock option to purchase 150,000 shares of Deluxe Common Stock in 2001, exercisable at $20.24 per share, that vests in three equal annual installments commencing on January 26, 2002. The Compensation Committee believes that the terms and amount of Mr. Mosner’s compensation are reasonable given the scope of Mr. Mosner’s duties and responsibilities.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of four Independent Directors. The Company has no compensation committee interlocks – that is, no officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company’s Board of Directors or the Compensation Committee.

Compliance with Section 162(m) of the Internal Revenue Code

The Compensation Committee believes that it is important for the Company to continue to be able to take all available tax deductions with respect to the compensation paid to its executive officers. Therefore, the Company has taken such actions as may be necessary under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to continue to qualify for all available tax deductions related to executive compensation. The Omnibus Budget Reconciliation Act of 1993 created limitations governing the deductibility of compensation in excess of $1 million paid to the five Named Executive Officers of publicly traded companies. The Committee expects that all performance-based compensation paid in 2001 to the Named Executive Officers under the plans described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or because the payment of such compensation complies with the provisions of Section 162(m), and provide the Company’s senior management team with a competitive level of compensation.

ME	MBERS OF THE
CO	MPENSATION COMMITTEE

Ca	lvin W. Aurand, Jr., Chair
Da	niel D. Granger
Do	nald R. Hollis
Ste	phen P. Nachtsheim

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company, the next four most highly compensated executive officers of the Company for 2001, and the president of Deluxe Financial Services, the Company’s largest business unit (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
	ANNUAL COMPENSATION(1)					LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(2)	Restricted Stock Awards		Securities Underlying Options/ SARs(3)	All Other Compensation(4)
Lawrence J. Mosner Chairman and Chief Executive Officer	2001 2000 1999	$625,300 $578,750 $440,000	$1,563,250 $1,113,500 $440,000		$0 $105,511 $14,465	$0 $0 $0		150,000 202,500 80,000	$183,536 $62,507 $37,052

Ronald E. Eilers President and Chief Operating Officer	2001 2000 1999	$450,000 $415,000 $302,333	$607,500 $271,463 $146,858		$11,027 $835 $190	$0 $0 $0		80,000 66,250 35,616	$62,050 $43,873 $35,158

Guy C. Feltz Senior Vice President; President–Deluxe Financial Services	2001 2000 1999	$250,000 $240,000 $200,833	$164,700 $120,000 $43,000		$0 $73,579 $37,135	$0 $0 $227,000	(5)	25,000 25,000 10,000	$41,665 $61,349 $106,465

Warner F. Schlais Senior Vice President and Chief Information Officer	2001 2000 1999	$225,000 $214,583 $200,000	$253,125 $107,300 $112,500		$0 $17,933 $4,140	$0 $0 $0		20,000 15,000 15,000	$38,330 $223,621 $50,804

Richard L. Schulte Senior Vice President; President – Deluxe Business Services	2001 2000 1999	$220,000 $210,000 $191,528	$235,550 $84,100 $42,120		$0 $14,172 $0	$0 $0 $0		25,000 25,000 10,000	$35,510 $22,748 $61,373

Douglas J. Treff Senior Vice President and Chief Financial Officer	2001 2000 1999	$275,000 $ 63,542 N/A	$434,375 $63,600 N/A	(6)	$0 $0 N/A	$0 $0 N/A		0 65,485 N/A	$0 $0 N/A

(1) Amounts shown as base salary and bonus are before any deferrals. Bonus compensation is earned under the Company’s Annual Incentive Plan. Recipients of awards under the Annual Incentive Plan are entitled to elect to receive all or a portion of their incentive compensation in the form of shares of restricted stock or restricted stock units (whichever option is made available by the Compensation Committee). If an election is made to receive shares of restricted stock or restricted stock units, the amount of the cash foregone is increased by 25 percent in determining the number of shares of restricted stock or restricted stock units awarded. For awards earned during 2001 under the Annual Incentive Plan, restricted stock units were granted on January 25, 2002 in lieu of cash compensation as follows: 34,252 units ($1,563,250) to Mr. Mosner; 7,395 units ($337,500) to Mr. Eilers; 3,081 units ($140,625) to Mr. Schlais; 1,506 units ($68,750) to Mr. Schulte; and 3,766 units ($171,875) to Mr. Treff. For awards earned during 2000 under the Annual Incentive Plan, restricted stock units were granted on January 26, 2001 in lieu of cash compensation as follows: 7,451 units ($150,813) to Mr. Eilers. For awards earned during 1999 under the Annual Incentive Plan, restricted stock units were granted on January 28, 2000 in lieu of cash compensation as follows: 16,801 units ($440,000) to Mr. Mosner; and 2,386 units ($62,500) to Mr. Schlais. The imputed value of the restricted stock units received by such persons is included in the bonus compensation amounts shown above and is based on the closing price of the Company’s Common Stock on the date of grant of such units ($45.64 on January 25, 2002, $20.24 on January 26, 2001, and $26.1875 on January 28, 2000). The units vest on the anniversary of the date of grant, subject to acceleration in the event of the death, disability or retirement of the holder and upon certain changes of control of the Company. If the employment of the holder is terminated without cause or if the holder voluntarily resigns prior to the vesting of the holder’s restricted stock units, the holder will be entitled to receive a cash payment equal to the amount of incentive compensation foregone in exchange for such units. Following the vesting of a restricted stock unit, the holder thereof is entitled to receive one share of Common Stock for each restricted stock unit that vests. Prior to the vesting date, the holders will receive dividend payments for each restricted stock unit equal to the dividend payment on one share of Common Stock at the time the corresponding dividend is paid to the Company’s shareholders.

(2) Other annual compensation for the year 2000 includes dividend equivalents paid in cash to those officers that held restricted stock units at the time of the spin-off of eFunds Corporation, pursuant to the terms of their restricted stock unit agreements in amounts equal to the value of the eFunds stock that they would have received had the restricted stock units been shares of Deluxe Common Stock outstanding on the record date of the spin-off, along with an additional payment to compensate the recipient with respect to income taxes related to the dividend equivalent amounts. The dividend equivalent amounts and the additional tax payments for each such officer were as follows: Mr. Mosner: $85,114 and $11,794; Mr. Feltz: $40,528 and $10,416; Mr. Schlais: $12,087 and $1,675; and Mr. Schulte: $12,447 and $1,725.

(3) With the exception of Mr. Treff’s options, the exercise price of the options, but not the number of securities underlying the options, was adjusted in connection with the spin-off of eFunds Corporation, which was completed on December 29, 2000. This does not include options to acquire eFunds Common Stock in the following amounts, which were issued in connection with the spin-off with respect to options to acquire the Company’s Common Stock for each of fiscal years 2000 and 1999, respectively: Mr. Mosner: 111,651 and 44,109 options; Mr. Eilers: 36,527 and 19,637 options; Mr. Feltz: 13,784 and 5,514 options; Mr. Schlais: 8,270 and 8,270 options; and Mr. Schulte: 13,784 and 5,514 options.

(4) All Other Compensation consists of (a) contributions to qualified retirement plans, (b) amounts credited to a non-qualified, supplemental retirement plan (defined contribution and profit sharing allocations in excess of Employee Retirement Income Security Act of 1974 (ERISA) limitations) and (c) amounts credited to a non-qualified deferred compensation plan as benefit plan equivalents. For 2001, these amounts were as follows: for Mr. Mosner $21,500, $141,255 and $20,781; for Mr. Eilers $20,500, $23,500 and $18,050; for Mr. Feltz $21,500, $19,500 and $665; for Mr. Schlais $22,100, $16,230 and $0; and for Mr. Schulte $22,100, $13,410 and $0. The qualified retirement plans referred to in clause (a) above, consisting of a defined contribution plan and profit sharing plan, and the non-qualified, supplemental retirement plan referred to in clause (b) above provide that contributions vest when made or declared. All Other Compensation also includes income recognized from relocation expense reimbursement in excess of deductible amounts, incidental relocation compensation and guaranteed minimum resale price allowances in respect of residences sold that is paid to executives under the Company’s relocation program. The persons named above recognized income in the following amounts under this program: Mr. Feltz, $37,039 (2000) and $78,045 (1999); and Mr. Schulte $39,331 (1999). Taxes reimbursed as a result of such recognition, if any, are reported under Other Annual Compensation in the corresponding years.

(5) In addition to the awards described in footnote 1 above, a grant of 8,000 restricted shares was made to Mr. Feltz on October 29, 1999. This grant was modified on August 3, 2000 to accelerate the vesting of the shares to December 30, 2000. The value of the restricted shares on the date of the grant modification was $21.75. At the time the restriction lapsed on December 30, 2000, the value of the shares was $20.20 per share.

(6) Mr. Treff’s bonus amount includes a hiring bonus of $125,000. His employment with the Company began in October 2000.

Options and Stock Appreciation Rights

The following tables summarize options granted to and exercised by the Named Executive Officers during 2001, as well as the value of all options held by these officers at the end of fiscal year 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5% ($)	10% ($)
Lawrence J. Mosner	150,000	13.90%	$20.24	1/26/08	$1,909,335	$4,838,475
Ronald E. Eilers	80,000	7.41%	$20.24	1/26/08	$1,018,312	$2,580,520
Guy C. Feltz	25,000	2.32%	$20.24	1/26/08	$318,223	$806,413
Warner F. Schlais	20,000	1.85%	$20.24	1/26/08	$254,578	$645,130
Richard L. Schulte	25,000	2.32%	$20.24	1/26/08	$318,223	$806,413
Douglas J. Treff	0	0	N/A	N/A	N/A	N/A

(1) All options are granted under the Deluxe Corporation 2000 Stock Incentive Plan. The Stock Incentive Plan requires that all options be granted at the fair market value of the Company’s stock on the date of grant, and the plan prohibits re-pricing of options. The options are exercisable in cumulative installments of one-third on each anniversary of the date of grant, provided that the option holder is then employed by the Company. The vesting of all of the options is subject to acceleration in the event of the death, disability or approved retirement of the optionee and each option will remain exercisable for a five year period following any such event, although no option may be exercised after the expiration of its originally scheduled term. In addition, the vesting of the options is subject to acceleration in the event of certain defined changes of control of the Company. If the employment of the holder is terminated by the Company without cause, the holder’s options will remain exercisable for a five-year period following such termination, although no option may be exercised after the expiration of its term. No stock appreciation rights (“SARs”) were granted to any of the Named Executive Officers during the last three years. All of the options shown contain a reload feature.

(2) The 5 and 10 percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable
Lawrence J. Mosner	0	$0	450,500	180,000	$8,322,943	$3,898,962
Ronald E. Eilers	95,250	$1,085,241	79,086	68,333	$1,395,262	$887,099
Guy C. Feltz	16,334	$225,764	45,001	26,097	$794,741	$535,519
Warner F. Schlais	25,000	$205,940	26,667	18,333	$462,302	$392,450
Richard L. Schulte	0	$0	52,503	24,999	$974,079	$535,519
Douglas J. Treff	0	$0	21,829	43,656	$549,218	$1,098,385

(1) The value of unexercised options at December 31, 2001 is determined by multiplying the difference between the exercise prices of the options and the closing price of the Company’s Common Stock on the NYSE on December 31, 2001 ($41.58 per share) by the number of shares underlying the options.

(2) All of the unexercisable options described above will vest and become fully exercisable upon certain changes of control of the Company.

Employment Contracts, Retention Agreements, Severance Agreements and Change of Control Arrangements

Executive Retention Agreements

On December 18, 2000, the Company entered into Executive Retention Agreements (the “Retention Agreements”) with each of Messrs. Mosner, Eilers, Feltz, Schlais, Schulte and Treff. (collectively, the “Executives”). The Retention Agreements are intended to ensure that the Company will receive the continued retention and service of the Executives notwithstanding the possibility or occurrence of a change of control of the Company and to encourage the full support and participation of the Executives in formulating and implementing the Company’s strategic objectives. The Retention Agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes of control of the Company by providing the Executives with assurances regarding their compensation and benefits expectations under such circumstances.

Under the Retention Agreements, each of the Executives agrees to remain in the employ of the Company, and the Company agrees to continue to employ each Executive, until the second anniversary following a “Change of Control” of the Company (as such term is defined in the Retention Agreements). During such two-year period (the “Employment Period”), each Executive is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the Executive during the 180-day period prior to the date (the “Effective Date”) of the Change of Control. The annual base salary of an Executive may not be reduced below that earned by the Executive during the twelve month period preceding the Effective Date, provided, however, that the annual base salary may be reduced to an amount not less than ninety percent (90%) of the base salary in effect on the Effective Date pursuant to an across-the-board reduction of base salary similarly affecting all senior officers of the Company. In determining any increase in an Executive’s base salary during the Employment Period, the Executive is to be treated in a manner consistent with other peer executives. The Executives are also entitled to receive annual incentive payments during the Employment Period on the same objective basis as other peer executives (although in no event may an Executive’s annual target bonus opportunity be less favorable to the Executive than that provided by the Company in the last fiscal year prior to the Effective Date, and if the bonuses payable to other peer executives during the Employment Period are not wholly based on objective criteria, the Executive’s annual incentive payment must be at least equal to an amount determined with reference to Executive’s average annual incentive payments for certain periods ending prior to the Effective Date). During the Employment Period, each Executive is also entitled to participate in the Company’s stock incentive, savings, retirement, welfare and fringe benefit plans on the same basis as the Company’s other executives, and the opportunities for and benefits to the Executives under such plans may not generally be reduced from those provided during the one-year period prior to the Effective Date.

If, during the Employment Period, the Company terminates an Executive’s employment other than for “cause” or “disability” or the Executive terminates his or her employment for “good reason” (as such terms are defined in the Retention Agreements), the Executive is entitled to a lump sum payment equal to the sum of any unpaid base salary, deferred compensation and accrued vacation pay through the date of termination, plus a prorated annual incentive payment for the year of termination based on the greater of (i) the Executive’s target bonus under the Company’s annual incentive plan in respect of the year in which the termination occurs or, if greater, for the year in which the Change of Control occurs (the” Target Bonus”) and (ii) the annual incentive payment that the Executive would have earned for the year in which the termination occurs based upon projecting to the end of such year the Company’s actual performance through the termination date. In addition, the Executive is entitled to receive a lump sum payment equal to three times the sum of the Executive’s annual base salary and the higher of Target Bonus or the average of Executive’s annual incentive payments for the last three full fiscal years prior to the Effective Date, plus three times the amount that would have been contributed by the Company or its affiliates to the retirement and supplemental retirement plans in which the Executive participated prior to his or her termination in respect of such sum. Certain resignations and terminations in anticipation of changes of control also constitute qualifying terminations. The Executives are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three-year period after a qualifying termination and to certain out-placement services.

The Retention Agreements also provide that if any payment or benefit received or to be received by an Executive, whether or not pursuant to his or her Retention Agreement, would be subject to the federal excise tax on “excess parachute payments,” the Company will pay to the Executive such additional amount as may be necessary so that the Executive realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

The foregoing summary is qualified in its entirety by reference to the complete text of the Retention Agreements, copies of which were filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

On April 2, 2001 the Company entered into an additional Executive Retention Agreement with Mr. Mosner to replace a previous retention agreement. Under this previous retention agreement, Mr. Mosner would have been entitled to terminate his employment as a result of the Company’s restructuring and receive payment of the benefits provided in that agreement. To retain Mr. Mosner’s services and ensure a smooth and effective transition to the Company’s new structure, the Company has agreed to pay Mr. Mosner the $2.9 million accrued under this previous retention agreement (plus interest thereon at 8% per annum from April 1, 2000), provided Mr. Mosner remains in the Company’s employ through December 31, 2002, unless his employment should be terminated earlier due to his death, disability or by the Company without cause. The complete text of Mr. Mosner’s Executive Retention Agreement was filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2001.

Deferred Compensation Plan

The Company’s Deferred Compensation Plan permits eligible officers to defer annually receipt of up to 100% of hiring bonuses, up to 100% of base salary and up to 50% of any annual incentive payment or payments. In connection with this plan, the Company has created a non-qualified grantor trust (commonly known as a “Rabbi Trust”), through which the Company’s obligations under the plan are funded. No assets are set aside for individual participants in the plan, and the trust assets remain subject to the claims of the Company’s creditors. Amounts deferred under the plan are payable on the earliest to occur of a change in control of the Company, the participant’s termination of employment, disability, death or the date for payment selected by the participant. Deferred amounts are credited with gains and losses based on the performance of deemed investment options selected by the participant. The Company may make additional contributions if the deferrals made by a participant under this Deferred Compensation Plan have the effect of reducing Company contributions to other compensation-based benefit plans of the Company. During fiscal year 2001, Mr. Mosner, Mr. Eilers, Mr. Feltz and Mr. Treff participated in the Plan.

Executive Severance Agreements

On March 1, 2001, the Company entered into Executive Severance Agreements (the “Severance Agreements”) with each of Messrs. Mosner, Eilers, Feltz, Schlais, Schulte and Treff (collectively, the “Executives”). The Severance Agreements are intended to facilitate each Executive’s attention to the affairs of the Company and to recognize the key role they serve within the Company. Under the Severance Agreements, if an Executive is terminated without cause by the Company or by the Executive with Good Reason, and provided the Executive signs a separation and release agreement, that Executive is entitled to receive the benefits described below. Under these agreements, “Good Reason” includes i) a material diminution of position, authority, duties or responsibilities; ii) a material reduction in aggregate compensation and incentive opportunities; iii) a requirement to relocate more than 50 miles from his or her then-current location; iv) termination by the Company of the Executive’s employment which is not effected pursuant to written notice specifying the cause of termination; or v) any request or requirement by the Company that the Executive take any action or omit to take any action that is inconsistent with or in violation of the Company’s policies. The Severance Agreements do not apply if an Executive’s employment is terminated following a Change of Control under circumstances that would entitle the Executive to receive benefits under the Retention Agreements described above.

The Severance Agreements provide for the following benefits in the event the Executive is terminated by the Company without cause or such Executive terminates his or her employment for Good Reason: i) twelve months of severance pay at his or her then-current level of base monthly salary; ii) for a period of six months following the severance payment (twelve months for Mr. Mosner), an additional monthly payment during each month in such period equal to the amount, if any, that his or her monthly base compensation as of termination exceeds the monthly compensation earned during that month; iii) executive-level outplacement services for up to twelve months and iv) an additional lump sum payment of $13,000 to assist with other costs and expenses that may be incurred in connection with his or her employment transition.

Change of Control

In addition to the change of control features applicable to some of the equity-based awards described elsewhere in this Proxy Statement, the Company utilizes a form of stock option agreement under which the three-year vesting schedule of the options granted to officers of the Company is subject to acceleration upon certain defined changes of control of the Company.

COMPARATIVE STOCK PERFORMANCE

The table below compares the cumulative total shareholder return on our Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and a peer group of companies comprised of the following 10 companies: Banta Corporation, Bowne & Co., John H. Harland Company, Mail-Well, Inc., Moore Corporation, New England Business Services, Inc., Reynolds & Reynolds Co., RR Donnelley & Sons Company, Standard Register & Co., and Wallace Computer Systems, Inc. (the “Peer Group Index”). The companies in the peer group have been chosen due to their similar lines of business. This same peer group serves as the Company’s primary benchmark in evaluating director and executive officer compensation.

TOTAL SHAREHOLDER RETURN*
Comparison of Five-Year Cumulative Return
(Dividends Reinvested)

* The graph assumes that $100 was invested on December 31, 1996 in each of Deluxe Common Stock, the S&P 500 Stock Index, and the Peer Group Index and that all dividends were reinvested. The Peer Group Index is weighted by market capitalization.

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee presently consists of four Independent Directors. The Board of Directors has reviewed Rule 303.01 of the NYSE and has determined that all members of the Audit Committee are independent as defined under the Rule. The Audit Committee acts under a written charter, a copy of which was attached to our Proxy Statement for the 2001 Annual Meeting of Shareholders.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review With Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review And Discussions With Independent Accountants

The Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received from the independent accountants written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the accountants their independence from the Company. No persons other than the independent accountant’s full-time employees were used in conducting the independent accountant’s audit engagement.

Conclusion

Based on the review and discussions referred to above, the committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

ME	MBERS OF THE AUDIT COMMITTEE

Ro	bert C. Salipante, Chair
Ba	rbara B. Grogan
Da	niel D. Granger
Ma	rtyn R. Redgrave

Audit Fees

Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for reviews of those financial statements included in the Company’s quarterly reports on Form 10-Q total $285,900.

Financial Information Systems Design and Implementation Fees

The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial systems design and implementation during the 2001 fiscal year.

All Other Fees

In addition to the fees described above, other fees billed to the Company by PricewaterhouseCoopers LLP for services provided during the Company’s 2001 fiscal year total $159,949. These billings consisted of $130,449 for income tax related services and $29,500 for services related to the audits of the Company’s employee benefit plans.

ITEM 2: APPROVAL OF THE DELUXE CORPORATION 2000
EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors in December 1998 and was most recently amended by the Board of Directors on December 7, 2001. The amendment to the ESPP includes changing the plan from a non-qualified plan to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In order for the ESPP to qualify under the Code as an employee stock purchase plan, approval of the shareholders of the Company is required. Should shareholder approval as a qualified plan not be obtained, all other amendments of the ESPP will remain in effect.

The Board of Directors believes that employee ownership of its stock contributes to the Company’s success and helps align the interests of employees with the interests of shareholders. The Company believes that encouraging share ownership by employees through the ESPP is a key means to achieve this goal. In addition, the Company believes that the ESPP enhances its ability to attract and retain employees, enhances employee loyalty and increases the focus of employees on the creation of shareholder value. As a non-qualified plan, the ESPP currently does not offer employees the favorable tax treatment afforded under qualified plans, which is why shareholders are now being asked to approve the ESPP.

The following is a brief summary of the principal features of the amended ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP attached to this proxy statement as Appendix A.

Description of the ESPP

Shares.    The ESPP permits a total of 5 million shares of the Company’s common stock to be sold to participating employees. These shares were registered with the SEC January 31, 2000, and the Company is not seeking any increase in the number of shares authorized for issuance under the ESPP. Currently, 4,589,411 shares remain available for purchase under the ESPP.

Eligibility.    All employees of the Company and its participating subsidiaries whose regularly scheduled work week consists of at least twenty (20) hours and who have completed twelve (12) consecutive months of employment are eligible to participate in the ESPP. Seasonal and temporary employees are not eligible to participate in the ESPP, nor are any employees that own five percent (5%) or more of the capital stock of the Company.

ESPP Offerings.    Shares are offered to participating employees under the ESPP during six-month intervals (the “Offering Periods”), with a new Offering Period commencing on February 1 and August 1 of each year beginning with February 1, 2002. Each Offering Period commencing on February 1 of any year ends on July 31 of that year, and each Offering Period commencing on August 1 of any year ends on January 31 of the following year. The first purchases under this amended ESPP will take place July 31, 2002.

Payroll Deductions.    A participant in the ESPP may elect payroll deductions of any multiple of one percent (1%) not less than three percent (3%) nor more than ten percent (10%) of his or her regular compensation. A participant may, at any time, but only once in any twelve-month period, increase or reduce the percentage of his or her payroll deduction. Payroll deductions are credited to the participant’s stock purchase account until the semi-annual purchases are made. No interest is paid upon payroll deductions or upon any amount credited to, or on deposit in, an employee’s stock purchase account. An employee may not purchase more than $25,000 worth of stock under the ESPP in any calendar year.

A participant may withdraw from the ESPP at any time and cease making any further payroll deductions, and upon termination of employment a participant’s participation in the ESPP shall cease. In either such event, the Company shall refund any balance in the employee’s stock purchase account. Once an employee withdraws from the ESPP, the employee is not eligible to re-enter the ESPP for a period of six (6) months.

Purchase Price.    The per share purchase price under the ESPP is the lower of eighty-five percent (85%) of the fair market value at the beginning of the Offering Period or eighty-five percent (85%) of the fair market value at the end of Offering Period. The fair market value on any day means the closing price of the shares on that day, as reported in the Wall Street Journal, Midwest Edition.

ESPP Administration.    The ESPP is administered by the Board of Directors of the Company or any committee appointed by the Board.

Termination and Amendment.    The Board of Directors of the Company may at any time terminate or amend the ESPP in any respect; provided, however, that, if the ESPP receives the requisite approval of shareholders under Section 423 of the Code, the ESPP may not be amended in any way that will cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. The ESPP is currently scheduled to remain in effect until February 1, 2005.

Tax Consequences.    The ESPP, if approved by shareholders, is intended to constitute an “employee stock purchase plan” within the meaning of the Code. Under the Code, employees will not recognize taxable income or gain at the time of purchase with respect to shares purchased under the ESPP and taxes will be deferred until the shares are sold.

Federal Income Tax Matters

The following is a brief summary of the federal income tax aspects of the stock purchase rights that may be granted under the ESPP based upon federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

The ESPP, and the right of participants to make purchases of our common stock pursuant to the ESPP, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code. The amounts of payroll deductions under the ESPP will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the stock purchase rights or upon the purchase of common stock under the ESPP, and the Company will not be entitled to any deduction at the time of grant of the rights or purchase of the shares.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant meets certain conditions summarized below. If the participant:

•	does not dispose of the shares purchased within two years after grant of the stock purchase right and within one year after purchase; and

•	is an employee of the Company at all times during the period beginning with the date he or she becomes a participant and ending three months before acquiring the shares,

then, upon disposition of shares acquired after satisfying the prescribed holding period, the Company will receive no deduction upon the disposition of the shares, and the participant:

•
will recognize ordinary income on the lesser of (a) the participant’s gain on the sale or (b) the purchase price discount under the ESPP, computed as if the right to purchase was exercised on the first business day of the purchase period; and

•	will recognize long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both the Company and the participant would differ if the participant did not satisfy the prescribed holding period.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF ITS EMPLOYEE STOCK PURCHASE PLAN. Unless a contrary choice is specified or a shareholder abstains or votes “no,” persons named as proxies will vote FOR the proposal. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at the Meeting on this item of business is required for the approval of the proposal.

ITEM 3: APPROVAL OF THE AMENDMENTS TO THE
DELUXE CORPORATION 2000 STOCK INCENTIVE PLAN

Background and Purpose of Amendments

The Deluxe Corporation 2000 Stock Incentive Plan (the “Stock Plan”) was originally approved by shareholders on August 4, 2000. Although the Stock Plan is not due to expire until December 31, 2003, the Board of Directors has determined that there are not enough shares currently available under the Stock Plan to support the purposes of the Stock Plan through the remainder of its term. As a result, the Board is seeking shareholder approval to increase by 5.5 million shares the number of shares authorized for issuance under the Stock Plan, to extend the term of the Stock Plan until December 31, 2007 and to permit stock option grants to non-employee directors in an amount not to exceed 5,000 options in any one year (collectively, the “Amendments”). These Amendments are deemed necessary to enable the Stock Plan to continue to serve its intended purposes, and thus the interests of the shareholders.

The Board of Directors believes that the continuation of stock-based compensation programs is essential to the Company in attracting and retaining key employees, officers and directors, and motivating such persons to enhance the growth of the Company. The Board of Directors proposes increasing the number of shares authorized under the Stock Plan because the number of shares remaining available under the Plan is not sufficient to support the purposes of the Stock Plan for even one more year. As of March 15, 2002, approximately 2,139,289 shares were subject to awards or reserved for issuance in connection with outstanding awards under the Stock Plan, and only approximately 691,048 shares remained available for issuance in connection with future awards.

Given that the Stock Plan is due to expire at the end of next year, the Board also has determined that it would be prudent to extend the term of the Stock Plan at this time. Therefore, in arriving at the recommended number of additional shares to be reserved under the Stock Plan, the Board considered the Company’s anticipated awards requirements through 2007, based on the number of employees deemed eligible for awards, historic grant levels, the Company’s overall compensation philosophy, accepted option valuation models, and other relevant factors. The Board of Directors has determined that authorization of an additional 5.5 million shares under the Stock Plan should be sufficient to support the Stock Plan through December 31, 2007. The Board also carefully considered the potential dilution to outstanding shares represented by an increase in the number of shares authorized for issuance under the Stock Plan and, based upon the results of a survey conducted by its independent compensation consultants, concluded that an increase of 5.5 million shares would keep the Stock Plan’s potential dilution below the industry average.

The Board also recently amended its share ownership guidelines for non-employee directors to increase the number of shares such directors are expected to own within 5 years of joining the Board, and believes that an amendment to the Stock Plan allowing non-employee directors to receive annual stock option grants would serve to assist directors in attaining and maintaining their ownership targets and further align the interests of these directors with the Company’s shareholders. Currently, with the exception of a one-time grant of 1,000 shares of restricted stock at the time they are first elected to the Board and the ability to elect to receive their fees as a director in the form of stock, non-employee directors do not receive stock-based grants under the Stock Plan. Further, after reviewing the results of a benchmarking survey undertaken by the Board’s independent compensation consultants, and having considered the recommendations of these consultants, the Board has determined that a provision allowing non-employee directors to receive annual stock option grants would bring the Board’s equity-based compensation practices more in line with the practices of its peer group. In order to allow the Company to achieve its goals with respect to non-employee directors, the Board believes it is in the Company’s best interest to have the discretion to be able to make option grants to non-employee directors of not more than 5,000 options per year, subject to the terms of the Stock Plan as described below, including that all such options shall be subject in all material respects to the same terms, conditions, and restrictions attached to options then being granted to executive officers of the Company. Subject to shareholder approval of the Amendments, it is anticipated that all non-employee directors re-elected at the 2002 Meeting would be awarded 1,000 non-qualified stock options. As with all other awards granted under the Stock Plan, the granting of stock options to non-employee directors in future years would be at the discretion of the Committee; provided, however, that no more than 5,000 options (excluding reload options) may be granted to any one such director in any calendar year.

Overview of Stock Plan

The following is a brief summary of the Stock Plan, as amended. The summary is qualified in its entirety by reference to the complete text of the Stock Plan, as amended, attached to this proxy statement as Appendix B.

The Stock Plan promotes the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, providing incentives to such personnel to put forth maximum efforts for the success of the Company’s business, and affording such personnel an opportunity to acquire a proprietary interest in the Company. By providing individuals upon whom the Company relies for its continued success with an ownership stake in the Company, the Stock Plan also serves to align the interests of these key individuals with the interests of our shareholders.

The Stock Plan acts as the umbrella plan under which any shares of Common Stock or other stock-based awards may be granted to our directors, officers and other key employees. Any employee of the Company or its affiliates selected by the Committee is eligible to receive an award under the Stock Plan. In addition, non-employee directors of the Company are eligible for certain types of awards. The Stock Plan provides that no person may be granted any award or awards thereunder of more than an aggregate of 400,000 shares in any calendar year, and as amended, the Stock Plan would limit option grants to each non-employee director to 5,000 shares in any calendar year.

Administration

The Stock Plan is administered by the Compensation Committee of the Board of Directors. Subject to the Stock Plan’s provisions, the Compensation Committee has broad discretion to determine the recipients of awards, and the timing, form, amount and other terms of each award and the related agreement. The Compensation Committee has the authority to interpret and administer the Stock Plan and any agreement or award made under the Stock Plan and to establish rules for the administration of the Stock Plan. The determinations and interpretations of the Compensation Committee are binding on all interested parties. The Compensation Committee may delegate its responsibilities under the Stock Plan to one or more officers of the Company with respect to awards to persons who are not subject to Section 16 of the Exchange Act of 1934.

Types of Awards

Options.    Stock options allow participants to purchase the Company’s common stock at an exercise price not less than the fair market value of a share of common stock on the date the option is granted. The Stock Plan does not allow the exercise price of options to be repriced. The Compensation Committee determines the term of each option granted under the Stock Plan and the time or times when it may be exercised. The Compensation Committee may also accelerate the exercisability of any option. Both non-qualified stock options and incentive stock options may be granted under the Stock Plan.

Reload Options.    Subject to certain limitations, the Compensation Committee may provide for automatic grants of additional options to purchase shares of Company common stock equal to the number of shares that a participant uses to pay the exercise price of a previously granted option and to satisfy a tax withholding liability in connection with an option exercise. Reload options are granted upon the exercise of the previously granted option and have an exercise price equal to the fair market value of a share of Company common stock on the date the reload option is granted.

Stock Appreciation Rights.    Stock appreciation rights provide the participant, upon exercise, a benefit equal to the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee shall so determine, as of any time during a specified period before or after the exercise date) over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of Company common stock on the date of grant. The Compensation Committee determines the grant price, term, method of exercise, date of exercise and method of settlement of stock appreciation rights.

Restricted Stock and Restricted Stock Units.    The Compensation Committee may grant awards of restricted stock and restricted stock units, and such awards are subject to such restrictions as the Compensation Committee may impose. Restricted stock and restricted stock units are subject to forfeiture if the conditions established by the Compensation Committee are not satisfied, unless otherwise determined by the Compensation Committee.

Performance Awards, Dividend Equivalents and Other Stock-Based Awards.    Performance awards provide a benefit if performance goals determined by the Compensation Committee are achieved during a measuring period determined by the Compensation Committee. A performance award may be denominated or payable in cash, shares of common stock, restricted stock, restricted stock units, other securities, awards or property. Dividend equivalents entitle the holder to receive payments, (in cash shares of common stock, or otherwise, as determined by the Compensation Committee) equivalent to the amount of cash dividends paid with respect to a number of shares of common stock determined by the Compensation Committee. The Compensation Committee is also authorized to establish the terms and conditions of other stock-based awards as are deemed by the Compensation Committee to be consistent with the terms of the Stock Plan.

Awards to Non-employee Directors.    The Stock Plan provides that each non-employee director who is elected to the board after December 31, 2000 will receive an award of 1,000 shares of restricted stock upon the date of initial election to board, which will vest in three equal annual installments. Each non-employee director may also elect to receive his or her fees for service as a director in shares or restricted stock units and to defer the receipt of such units under in the Company’s Non-Employee Director Stock and Deferral Plan. If the Amendments are approved, each non-employee director will also be eligible to receive discretionary non-qualified stock option grants, not to exceed 5,000 shares in any calendar year and subject in all material respects to the same terms, conditions, and restrictions attached to options then being granted to executive officers of the Company (including a reload option feature).

Shares Eligible for Award.

If the amendments are approved, the aggregate number of shares of Common Stock that may be issued under all awards is 8,500,000. This number reflects the addition of 5.5 million shares to the 3 million shares originally authorized for issuance under the Stock Plan. As indicated above, however, as of March 15, 2002, only approximately 691,048 shares out of the original allotment of 3 million remained available for issuance in connection with future awards. No more than 1,000,000 shares may be issued under the Stock Plan in the form of restricted stock, restricted stock units or performance awards or any combination thereof.

Duration, Termination and Amendment of the Stock Plan

If the Amendments are approved, unless the Stock Plan has been discontinued or terminated earlier by the Board of Directors, the Stock Plan will terminate December 31, 2007. Termination will not affect any award then outstanding under the Stock Plan. The Board of Directors may amend the Stock Plan from time to time, provided that shareholder approval is required for any amendment that would cause the Company to be unable to grant incentive stock options. In addition, shareholder approval is required to the extent required by applicable law or national securities exchange regulations. Any amendment that would adversely affect any rights of a participant will not be effective as to any previously granted award without the participant’s consent.

Other Provisions

Tax Withholding.    The Stock Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to the participant.

Transferability.    Awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, except that if determined by the Compensation Committee, a participant may designate a beneficiary to receive the benefits under an award upon the death of the participant or transfer any award (other than an incentive stock option) to any member of such participant’s immediate family (as defined under Section 16 of the Exchange Act of 1934) or to a trust whose beneficiaries are members of such participant’s immediate family. During a participant’s lifetime, each award is only exercisable by the participant, or by a member of such participant’s immediate family or a trust for the members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law by the participant’s guardian or legal representative. No award may be pledged, alienated, attached other otherwise encumbered.

Term.    The term of each award will be for such period as may be determined by the Compensation Committee.

Federal Income Tax Matters

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no regular taxable income upon exercising the incentive stock option, and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Under the Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENTS TO THE DELUXE CORPORATION 2000 STOCK INCENTIVE PLAN. Unless a contrary choice is specified or a shareholder abstains or votes “no,” persons named as proxies will vote FOR the proposal. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at the Meeting on this item of business is required for the approval of the proposal.

ITEM 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On March 16, 2001, the Company determined not to re-engage Deloitte & Touche LLP (“Deloitte”), and appointed PricewaterhouseCoopers LLP as its new independent auditors, for the fiscal year ending December 31, 2001. This determination followed the Company’s decision to seek proposals from independent accounting firms, including Deloitte, with respect to the engagement of independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2001 and to perform other accounting services. The decision not to re-engage Deloitte and to retain PricewaterhouseCoopers was approved by the unanimous vote of the Company’s Board of Directors upon the recommendation of its Audit Committee.

The reports of Deloitte on the financial statements of the Company for its fiscal years ended December 31, 2000 and December 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period through March 16, 2001, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports (a “Disagreement”) and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a “Reportable Event”).

The Company has not, during the Company’s fiscal years ended December 31, 2000 and December 31, 1999 or the subsequent interim period through March 16, 2001, consulted with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with Deloitte or a Reportable Event.

The Company reported the change in accountants on Form 8-K on March 21, 2001. The Form 8-K contained a letter from Deloitte addressed to the Securities and Exchange Commission stating that it agreed with the comments set forth in the second paragraph of this Item.

Pursuant to the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers as the Company’s independent auditors to the shareholders for ratification. The Company anticipates that representatives of PricewaterhouseCoopers will be present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF ITS SELECTION OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS. Unless a contrary choice is specified or a shareholder abstains or votes “no”, persons named as proxies will vote FOR the ratification of the selection of PricewaterhouseCoopers. If the selection is not ratified, the Board of Directors will reconsider its selection of PricewaterhouseCoopers. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at the Meeting on this item of business is required for the approval of the proposal.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company and its shareholders. The proxies solicited by the Company will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before the Company printed and mailed these proxy materials.

2003 SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be included in the proxy statement for the annual shareholder meeting in 2003 must be received by the Secretary of the Company at 3680 Victoria Street N., Shoreview, Minnesota 55126-2966, not later than the close of business on November 27, 2002. Proposals received by that date will be included in the 2003 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Commission.

By	order of the Board of Directors:

An	thony C. Scarfone
Se	cretary
March 27, 2002

Appendix A

DELUXE CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated)

Section 1. Purpose.

1.01.  The Plan is designed to encourage employee stock ownership in Deluxe Corporation (the “Company”) by providing Employees of the Company and Participating Subsidiaries with an opportunity to purchase Company Common Stock through voluntary payroll deductions. It is the purpose and policy of the Plan to foster ownership interest among employees, thus aligning the interests of employees with the interests of shareholders. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

Section 2. Certain Definitions.

2.01.  Business Day.  The term “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

2.02.  Company.  The term “Company” shall mean Deluxe Corporation, a Minnesota corporation.

2.03.  Current Compensation.  The term “Current Compensation” shall mean all regular wage, salary, and commission payments (including periodic sales commission bonuses) paid by the Company to a Participant in accordance with the terms of his or her employment, including payments made to him or her under the short term disability or paid time off plan of the Company or Participating Subsidiary of which the Participant is an employee in effect at the applicable time, but excluding all overtime earnings, bonus and other incentive payments and awards, and all other forms of extra compensation.

2.04.  Eligible Employee.  The term “Eligible Employee” shall mean all employees of the Company and its Participating Subsidiaries (including officers and directors who are also employees of the Company) whose regularly scheduled work week consists of at least twenty (20) hours and who have completed twelve (12) consecutive months of employment with the Company or its Participating Subsidiaries, provided that an approved leave of absence shall not be deemed to terminate an employee’s continuous employment. Eligible Employees do not include seasonal or temporary employees or independent contractors.

2.05.  Excluded Subsidiary.  The term “Excluded Subsidiary” shall mean those subsidiaries of the Company that are designated as such by the Plan Administrator.

2.06.  Offering and Purchase Dates.  The first day of each Offering Period is the “Offering Date” for that Offering Period and the last day of each Offering Period is the “Purchase Date” for that Offering Period. In the event an Offering Date or Purchase Date does not fall on a Business Day, the next succeeding Business Day shall be deemed the Offering Date or Purchase Date, as applicable.

2.07.  Offering Periods.  The Plan shall have six-month offering periods to purchase Shares (the “Offering Periods”), with a new Offering Period commencing on February 1 and August 1 of each year beginning with February 1, 2002. Each Offering Period commencing on February 1 of any year shall end on July 31 of that year, and each Offering Period commencing on August 1 of any year shall end on January 31 of the following year.

2.08.  Participant.  The term “Participant” shall mean an Eligible Employee of the Company or of its Participating Subsidiaries, who has elected to participate in the manner set forth in the Plan.

2.09.  Participating Subsidiaries.  The term “Participating Subsidiaries” shall mean each subsidiary of the Company that is not an Excluded Subsidiary.

2.10.  Plan.  The term “Plan” shall mean the Employee Stock Purchase Plan, the terms and provisions of which are set forth herein.

2.11.  Plan Administrator.  The term “Plan Administrator” shall mean the board of directors of the Company or any committee appointed by such board.

2.12.  Shares.  The term “Shares” shall mean the $1 par value Common Shares of the Company.

2.13.  Stock Purchase Account.  The term “Stock Purchase Account” means a current bookkeeping record maintained by the Company of cumulative payroll deductions made from the Current Compensation of each Participant in the Plan as reduced by amounts applied toward the purchase of Shares under the Plan.

Section 3. Election to Participate.

3.01.  An Eligible Employee may elect to participate in the Plan by completing the form prescribed by the Plan Administrator or enrolling online to authorize regular payroll deduction from the employee’s Current Compensation, beginning with the first payroll period ending after an Offering Date, provided such authorization is received by the Company’s Human Resources Department in such time in advance of such Offering Date as may be prescribed by the Plan Administrator. Payroll deductions shall continue until the employee withdraws or ceases to be eligible to participate in the Plan.

3.02.  Notwithstanding the provisions of Section 3.01, no Eligible Employee shall be granted any right to purchase Shares hereunder to the extent that:

(i)
such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Internal Revenue Code of 1986, as amended, Shares possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all of its affiliates or,

(ii)
such employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) for each calendar year during which the rights to purchase such stock are outstanding at any time.

3.03.  Employees of an Excluded Subsidiary shall not be eligible to participate in the Plan unless and until they transfer employment to the Company or a Participating Subsidiary or the Plan Administrator should re-designate the Excluded Subsidiary as a Participating Subsidiary. In any such event, the period during which an employee was employed by the Excluded Subsidiary shall be treated as employment by the Company or a Participating Subsidiary for purposes of determining the employee’s eligibility under Section 2.04 to participate in the Plan following such transfer or re-designation.

Section 4. Payroll Deductions and Stock Purchase Account.

4.01.  A Participant may elect payroll deductions of any multiple of one percent (1%) not less than three percent (3%) nor more than ten percent (10%) of his or her Current Compensation. A Participant may, at any time, but only once in any twelve-month period, increase or reduce the percentage of his or her payroll deduction within the foregoing limitations by filing such form(s) as may be prescribed by the Plan Administrator indicating the change, such change to become effective with the first payroll period commencing on or after the receipt of the form(s) by the Company’s Human Resources Department.

4.02.  Payroll deductions shall be credited currently to the Participant’s Stock Purchase Account. A Participant may not make any separate cash payment into his or her Stock Purchase Account.

4.03.  No interest will be paid upon payroll deductions or upon any amount credited to, or on deposit in, an employee’s Stock Purchase Account.

Section 5. Purchase of Shares.

5.01.  On each Purchase Date, each Participant shall automatically have purchased for him or her that number of whole Shares, not less than one, as can be purchased with the amount in his or her Stock Purchase Account on such Purchase Date.

5.02.  Beginning with the first Purchase Date in 2002, the per-Share purchase price of Shares purchased shall be the lower of eighty-five percent (85%) of the fair market value on the Offering Date of such Offering Period or eighty-five percent (85%) of the fair market value on the Purchase Date of such Offering Period, rounded up to the next higher full cent. The fair market value on any day means the closing price of the Shares on that day, as reported in the Wall Street Journal, Midwest Edition.

Section 6. Stock Purchase Account Balance.

6.01.  Any funds remaining in a Participant’s Stock Purchase Account after the purchase of Shares on a Purchase Date, not to exceed an amount less than purchase price of one Share on the Purchase Date, shall remain in his or her Stock Purchase Account and be applied toward the purchase of Shares on the next Purchase Date, unless the Participant withdraws from the Plan.

Section 7. Withdrawal from the Plan.

7.01.  A Participant may, at any time, by completing the form(s) prescribed by the Plan Administrator, withdraw from the Plan and cease making any further payroll deductions. In such event, the Company shall refund, within thirty (30) days, the entire balance, if any, in the employee’s Stock Purchase Account. Once an employee withdraws from the Plan, or his or her employment is terminated, the employee shall not be eligible to re-enter the Plan for a period of six (6) months. For purposes of the foregoing sentence, a transfer of an employee to an Excluded Subsidiary or a designation of such employee’s employer as an Excluded Subsidiary shall not be deemed a termination of employment requiring the employee to accrue an additional year of service time in the event the employee thereafter transfers to a Participating Subsidiary or the designation of such employee’s employer is subsequently changed to a Participating Subsidiary.

7.02.  Participation in the Plan shall cease upon the date of a Participant’s termination of employment, death, transfer to status other than an Eligible Employee, transfer to an Excluded Subsidiary or a change in the designation of a Participant’s employer to an Excluded Subsidiary, and any amounts theretofore credited to the individual’s Stock Purchase Account shall be refunded within thirty (30) days to the former Participant or to his or her estate. An approved leave of absence shall not be deemed a termination of employment for purposes of this section 7.02.

Section 8. Transferability.

8.01.  Stock purchase benefits granted hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the stock purchase benefits shall be null and void and without effect.

8.02.  The funds accumulated in a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the funds accumulated in the Stock Purchase Account shall be null and void and without effect.

8.03.  The Plan Administrator may, from time to time, establish or modify minimum required holding periods for Shares purchased by all Participants under the Plan and, in connection therewith, may establish such rules and regulations as it determines to be necessary or appropriate for the administration of such minimum holding periods. Without limiting the generality of the authority herein, the Plan Administrator may require that the Shares issued under the Plan be restricted or bear a legend against transfer or by requiring periodic certifications by Participants concerning compliance with such minimum required holding periods. The establishment of or any change to any minimum required holding period shall be made effective on an Offering Date, and notice thereof shall be given to all Participants at least thirty (30) days prior to such Offering Date by such means as the Plan Administrator determines to be appropriate in the circumstances. The failure of a Participant to receive any such notice shall not affect the establishment of any such minimum holding period or any change thereto with respect to that or any other Participant.

Section 9. Share Certificates.

9.01.  Shares purchased under the Plan may be originally issued in certificated or uncertificated form, as determined by the Plan Administrator. Shares issued under the Plan may contain restrictions against transfer (including applicable legends to that effect) as provided in Section 8.03.

9.02.  The Company shall not be required to issue or deliver any Shares purchased unless such issuance and delivery comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company will use its best efforts to accomplish such registration, if and to the extent required or determined desirable, not later than a reasonable time following a Purchase Date, and issuance of Shares may be deferred until such registration is accomplished.

9.03.  An employee shall have no interest in the Shares purchased until a Share certificate representing the same is issued or an appropriate book-entry is made with the transfer agent for the Shares reflecting such purchase.

9.04.  The Share certificates or book-entries representing Shares purchased under the Plan shall be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct.

Section 10. Effective Date and Amendment or Termination of Plan.

10.01.  The Plan shall become effective on the date fixed by the board of directors of the Company, and shall be submitted to the shareholders of the Company for approval in compliance with Section 423 of the Code at the next annual meeting of shareholders of the Company thereafter. If the Plan is not so approved, then the Plan shall continue to operate under such terms and conditions as the Plan Administrator may thereafter authorize, including without limitation, with a discount to fair market value of less than or greater than eighty-five percent (85%).

10.02.  The board of directors of the Company may at any time terminate the Plan or amend the Plan in any respect; provided, however, that, if the Plan receives the requisite approval of shareholders under Section 423 of the Code, the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

Section 11. Plan Administrator.

11.01.  In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, the Company reserves the right, exercisable by the Plan Administrator, to make variations in the provisions of the Plan for such purposes and to determine any questions which may arise regarding interpretation and application of the provisions of the Plan. The determination of the Plan Administrator as to the interpretation and operation of the Plan shall be final and conclusive, provided that any such determination by a committee appointed by the board of directors of the Company shall be subject to review by such board.

Section 12. Stock Dividend or Reclassification, Merger, or Consolidation.

12.01.  Upon the payment of any stock dividend, or the occurrence of a stock split, reverse stock split or reclassification by way of split-up in the number of Shares of the Company, the total number of Shares authorized by Section 13.01 to be sold under the Plan shall be adjusted accordingly.

12.02.  If the Company is merged into or consolidated with one or more corporations during the Plan, appropriate adjustments shall be made to give effect thereto on a equitable basis in terms of issuance of Shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

Section 13. Shares to be Sold.

13.01.  Subject to the terms of Section 12.01, the number of Shares authorized to be sold under the Plan during the period commencing on February 1, 2000, shall not exceed 5 million.

Section 14. Notices.

14.01.  Notices to the Company pertaining to the Plan may be addressed as follows:

Deluxe	Corporation
Attention:	Human Resource Department
Post	Office Box 64235
St.	Paul, MN 55164-0235

Appendix B

DELUXE CORPORATION
2000 STOCK INCENTIVE PLAN, AS AMENDED

Section 1. Purpose.

The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

As used in the plan, the following terms shall have the meanings set forth below:

(a)  “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

(b)  “Award” shall mean any option, stock appreciation right, restricted stock, restricted stock unit, performance award, dividend equivalent or other stock-based award granted under the plan.

(c)  “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

(d)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(e)  “Committee” shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit grants and awards made under the plan to satisfy the requirements of Rule 16b-3. Each member of the committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(f)  “Company” shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

(g)  “Dividend Equivalent” shall mean any right granted under Section 6(e) of the plan.

(h)  “Eligible Person” shall mean a non-employee director and any employee (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person.

(i)  “Fair Market Value” shall mean, with respect to any property (including, without limitation, any shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

(j)  “Incentive Stock Option” shall mean an option granted under Section 6(a) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(k)  “Non-Employee Director” shall have the meaning provided in Section 7.1 of the plan.

(l)  “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the plan that is not intended to be an incentive stock option.

(m)  “Option” shall mean an incentive stock option or a non-qualified stock option and shall be deemed to include any reload option issued under the plan.

(n)  “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the plan.

(o)  “Participant” shall mean an eligible person designated to be granted an award under the plan.

(p)  “Performance Award” shall mean any right granted under Section 6(d) of the plan.

(q)  “Person” shall mean any individual, corporation, partnership, association or trust.

(r)   “Plan” shall mean this stock incentive plan, as amended from time to time.

(s)   “Reload Option” means an option issued under Section 6(a) to purchase a number of shares equal to the number of shares delivered by an option holder (or such lesser number as the committee may determine) in payment of all or any portion of the exercise price of an option previously granted under this plan to such holder, provided that the option term of such option shall not end later than the option term of the option so exercised

(t)   “Reload Option Feature” means provisions in an option granted under this plan that permit the holder of the option to receive a reload option upon the exercise of the option through the delivery of shares in payment of all or any portion of the exercise price. A reload option feature may be included in any reload option issued under the plan.

(u)   “Restricted Stock” shall mean any share granted under Section 6(c) of the plan.

(v)   “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the plan evidencing the right to receive a share (or a cash payment equal to the fair market value of a share) at some future date.

(w)   “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)   “Shares” shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to awards pursuant to an adjustment made under Section 4(c) of the plan.

(y)   “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the plan.

Section 3. Administration.

(a)  Power and Authority of the Committee.  The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock or other awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and
(x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

(b)   Delegation.   The committee may delegate its powers and duties under the plan to one or more officers of the company or an affiliate or a committee of such officers, subject to such terms, conditions and limitations as the committee may establish in its sole discretion; provided, however, that the committee shall not delegate its powers and duties under the plan (i) with regard to officers or directors of the Company or any affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the effect of such delegation would make the exemption under Rule 16b-3 unavailable or (ii) in such a manner as would cause the plan not to comply with the requirements of Section 162(m) of the Code.

Section 4. Shares Available for Awards.

(a)  Shares Available.  Subject to adjustment as provided in Section 4(c), the number of shares available for granting awards under the plan shall be 8,500,000. (The plan was originally approved with 3,000,000 shares available and was amended by the board of directors of the Company on January 25, 2002, subject to shareholder approval, to increase the shares available by 5,500,000.) Shares to be issued under the plan may be either shares reacquired or authorized but unissued shares. If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan. Shares delivered in payment of the option exercise price of an option containing a reload option feature shall again be available for granting awards under the plan (other than incentive stock options) to the extent that the number of shares so delivered are made subject to an option granted pursuant to the said reload option feature. Shares delivered in payment of the option exercise price of an option not containing a reload option feature shall again be available for granting awards under the plan (other than incentive stock options) to the extent that the number of shares so delivered are made subject to an option granted pursuant to section 6(a)(v).

(b)  Accounting for Awards.  For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

(c)  Adjustments.  In the event that the committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards and (iii) the purchase or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number.

(d)  Awards Limitation Under the Plan.  No eligible person may be granted any award or awards under the plan (including the Company’s performance share plan) of more than 400,000 shares, in the aggregate, in any calendar year. The foregoing limitation shall not include any shares acquired pursuant to the annual incentive plan. Furthermore, no more than 1,000,000 shares, in the aggregate, may be issued under the plan in the form of restricted stock, restricted stock units or performance awards, or any combination thereof.

Section 5. Eligibility.

Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any award, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, incentive stock options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a)  Options.  The committee is hereby authorized to grant options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

(i)
Exercise Price.  The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option and provided further, that in no event shall options previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall options previously granted under this Plan be cancelled and replaced by a subsequent re-grant under this Plan of options having an exercise price lower than the options so cancelled.

(ii)	Option Term. The term of each option shall be fixed by the committee.

(iii)
Time and Method of Exercise.  The committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)
Reload Option Feature.  The committee may determine, in its discretion, whether to grant an option containing a reload option feature and whether any reload option issued upon the exercise of an option containing a reload option feature may itself contain a reload option feature.

(v)
Issuance of Options to Replace Shares.  The committee may determine, in its discretion, whether to grant to a participant who exercises by delivery of shares in payment of all or any portion of the exercise price an option, previously or hereafter granted under the plan, that does not contain a reload option feature, an option to acquire the number of shares so delivered (or such lesser number as the committee may determine), provided that the option term of such option shall not end later than the option term of the option so exercised.

(b)  Stock Appreciation Rights.   The committee is hereby authorized to grant stock appreciation rights to participants subject to the terms of the plan and any applicable award agreement. A stock appreciation right granted under the plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of one share on the date of exercise (or, if the committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the stock appreciation right as specified by the committee, which price shall not be less than 100 percent of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the committee. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

(c)   Restricted Stock and Restricted Stock Units.  The committee is hereby authorized to grant awards of restricted stock and restricted stock units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

(i)
Restrictions.  Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto or with respect to a restricted stock unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

(ii)
Stock Certificates.  Any restricted stock granted under the plan may be evidenced by issuance of a stock certificate or certificates or by the creation of a book entry at the Company’s transfer agent. Any such certificate or certificates shall be held by the Company. Such certificate or certificates or book entry shall be registered in the name of the participant and any such certificate or certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. A similar notation shall be made in the records of the transfer agent with respect to any shares evidenced by a book entry. In the case of restricted stock units, no shares shall be issued at the time such awards are granted.

(iii)
Forfeiture; Delivery of Shares.  Except as otherwise determined by the committee or provided in a plan governed by this Plan, upon termination of employment (as determined under criteria established by the committee) or, in the case of a director, service as a director during the applicable restriction period, all shares of restricted stock and all restricted stock units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive shares, such shares shall be issued and delivered to the holders of the restricted stock units, subject to the provisions of the plan and any applicable award agreement.

(d)   Performance Awards.  The committee is hereby authorized to grant performance awards to participants subject to the terms of the plan and any applicable award agreement. A performance award granted under the plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock and restricted stock units), other securities, other awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Subject to the terms of the plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award shall be determined by the committee.

(e)   Dividend Equivalents.  The committee is hereby authorized to grant to participants dividend equivalents under which such participants shall be entitled to receive payments (in cash, shares, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the plan and any applicable award agreement, such dividend equivalents may have such terms and conditions as the committee shall determine.

(f)   Other Stock-based Awards.  The committee is hereby authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the committee to be consistent with the purpose of the plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the committee shall determine the terms and conditions of such awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), as the committee shall determine, the value of which consideration, as established by the committee, shall not be less than 100 percent of the fair market value of such shares or other securities as of the date such purchase right is granted.

(g)   General

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)
Awards May Be Granted Separately or Together.  Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with, or in substitution for any other award or any award granted under any plan of the Company or any affiliate other than the plan. Awards granted in addition to or in tandem with other awards or in addition to or in tandem with awards granted under any such other plan of the Company or any affiliate, may be granted either at the same time as or at a different time from the grant of such other award or awards.

(iii)
Forms of Payments Under Awards.  Subject to the terms of the plan and of any applicable award agreement, payments or transfers to be made by the Company or an affiliate upon the grant, exercise or payment of an award may be made in such form or forms as the committee shall determine (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)
Limits on Transfer of Awards.  No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (y) transfer an award (other than an incentive stock option) to any member of such participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such participant’s “immediate family.” Each award or right under any award shall be exercisable during the participant’s lifetime only by the participant, or by a member of such participant’s immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant’s guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

(v)	Term of Awards. The term of each award shall be for such period as may be determined by the committee.

(vi)
Restrictions; Securities Exchange Listing.  All certificates for shares or other securities delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares or other securities covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.

(vii)
Attestation.  Where the plan or any applicable award agreement provides for or permits delivery of shares by a participant in payment with respect to any award or grant under this plan or for taxes, such payment may be made constructively through attestation in the discretion of and in accordance with rules established by the committee.

Section 7.  Awards to Non-employee Directors.

7.1  Eligibility;  One-Time Award.  If this plan is approved by the shareholders of the Company at the annual meeting of the shareholders in 2000 (the 2000 annual meeting), each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director) who is elected to the board subsequent to December 31, 2000 shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company’s policy with respect to mandatory retirement of directors, any director is not nominated for election to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director’s retirement from the board. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Such awards shall be subject to Sections 6(c), 9 and 10 of this plan. The authority of the committee under this Section 7.1 shall be limited to ministerial and non-discretionary matters.

7.2  Annual Stock Option Grants.  Each non-employee director also shall be eligible to receive non-qualified stock options under the terms of Section 6(a) of the plan; provided, however, that no such director shall be eligible to receive more than 5,000 options (exclusive of reload options) in any calendar year, and that all such options shall be subject in all material respects to the same terms, conditions, and restrictions attached to options then being granted to executive officers of the Company.

7.3  Stock Compensation.  Each non-employee director shall be eligible to receive or elect to receive his or her fees for service on the Company’s board of directors and the committees thereof in shares or restricted stock units and to defer the receipt of such units, all as described in the Deluxe Corporation Non-Employee Director Stock and Deferral Plan attached hereto as Annex I and hereby made a part hereof.

Section 8. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

(a) Amendments to the Plan.  The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

(i)	would amend section 4(a), 4(d) or 6(a)(i) of the plan;

(ii)
absent such approval, would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or

(iii)	absent such approval, would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

The board of directors shall be entitled to delegate to the committee the power to amend such terms of the plan and for such purposes as the board of directors shall from time to time determine.

(b) Waivers.  The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

(c) Limitations on Amendments.  Neither the committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise provided herein or in the award agreement.

(d) Correction of Defects, Omissions and Inconsistencies.  The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

Section 9. Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

Section 10. General Provisions.

(a) No Rights to Awards.  No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan. The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

(b) Award Agreements.  No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the participant.

(c) No Limit on Other Compensation Arrangements.  Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment.  The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

(e) Governing Law.  The validity, construction and effect of the plan or any award, and any rules and regulations relating to the plan or any award, shall be determined in accordance with the laws of the State of Minnesota.

(f) Severability.  If any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

(g) No Trust or Fund Created.  Neither the plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

(h) No Fractional Shares.  No fractional shares shall be issued or delivered pursuant to the plan or any award, and the committee shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings.  Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11. Section 16(b) Compliance.

The plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the plan shall be construed in accordance with the requirements of Rule 16b-3. If any plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The board of directors, in its absolute discretion, may bifurcate the plan so as to restrict, limit or condition the use of any provision of the plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the plan with respect to other participants.

Section 12. Effective Date of the Plan.

The plan shall be effective as of January 1, 2001, subject to approval by the shareholders of the Company, either prior to such date or within one year thereafter.

Section 13. Term of the Plan.

Unless the plan shall have been discontinued or terminated as provided in Section 8(a), the plan shall terminate on December 31, 2007. No award shall be granted after the termination of the plan, provided that nothing herein shall be construed to limit the issuance of options pursuant to an option containing a reload option feature or the provisions of section 6(a)(v), subject to availability of shares remaining under the plan. However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award theretofore granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plan, shall extend beyond the termination of the plan.

ANNEX I

DELUXE CORPORATION
NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN
(“PLAN”)

1.    Purpose of the Plan.    The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Plan”) is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Deluxe Corporation (“Deluxe” or the “Company”) to increase their ownership of Deluxe Common Stock, $1.00 par value (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Retainer (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.

2.    Eligibility.    Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).

3.    Administration.    This Plan will be administered by or under the direction of the Secretary of the Company (the “Administrator”). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator’s duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

4.    Election to Receive Stock and Stock Issuance.

4.1.    Election to Receive Stock in Lieu of Cash.    On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect (“Stock Election”) to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to 50% or more of the annual cash retainer and all meeting fees (including all committee retainers and meeting fees, the “Retainer”) payable to that director for services rendered as a director. From and after January 1, 2001, all Eligible Directors will be deemed to have made such a Stock Election to receive shares of Common Stock with respect to no less than 50% of such Retainer and shall be deemed to be a participating director under this Plan (“Participating Director”) to at least such extent. Except as provided in the preceding sentence, to be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than May 31 of each year (or by such other date as the Administrator shall determine) and shall apply only with respect to services as a director provided for the period of July 1 of that year through June 30 of the year following (“Fiscal Year”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs after May 31, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current or the ensuing Fiscal Year, as specified in the Stock Election. Following the implementation of the Plan upon the expiration of the existing Deluxe Corporation Non-Employee Director Stock and Deferral Plan, effective as of October 31, 1997, Eligible Directors shall continue to be bound by the Stock Elections previously made by them for the Fiscal Year ending June 30, 2001 with respect to their services as a director during the period from January 1, 2001through June 30, 2001. In the event that an Eligible Director shall fail to file with the Company the required form for making a Stock Election, such director shall be deemed to have made the same

Stock Election that such director made with respect to the then current Fiscal Year, or in the absence of having made such Stock Election, to have elected to receive 50% of his or her Retainer in cash and 50% in Common Stock, and such election will be deemed to have been made on (i) May 31 in any year with respect to the ensuing Fiscal Year as aforesaid and (ii) the thirtieth day following initial election to the Board of new directors with respect to the current Fiscal Year only unless such date is within the period of May 31 through June 30 of that Fiscal Year, in which event the election shall be deemed made for both the current and next following Fiscal Years. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.

4.2.    Issuance of Stock in Lieu of Cash.    Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Retainer so elected shall (i) be issued to each Participating Director or (ii) at the Participating Director’s election pursuant to Section 4.3, be credited to such director’s account (a “Deferred Stock Account”), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a “Payment Date”). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

4.3.     Manner of Making Deferral Election.    A Participating Director may elect to defer payment of the Retainer otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than May 31 of each year (or by such other date as the Administrator shall determine) with respect to payments in the ensuing Fiscal Year, an irrevocable election with the Administrator on a form (the “Deferral Election Form”) provided by the Administrator for that purpose (“Deferral Election”). Any portion of the Retainer to be paid in cash may not be deferred pursuant to the Plan. The special Stock Election rules set forth in Section 4.1 with respect to new directors and continuing elections under the Plan during 2001 shall also apply to the corresponding Deferral Elections. Failure timely to file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Retainer payable (i) during the ensuing Fiscal Year with respect to elections made on or before May 31 of each year as aforesaid and (ii) for the portion of the Fiscal Year after the date the Deferral Election is made or the ensuing Fiscal Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director’s Retainer.

4.4.     Credits to Deferred Stock Account for Elective Deferrals.    On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units (“Stock Units”) to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director’s Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director’s Retainer payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director’s Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.

4.5.     Dividend Equivalent Payments.    Each time a dividend is paid on the Common Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.6.     Fair Market Value.    The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition; provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.

4.7.     Termination of Service as a Director.    If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Retainer entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director’s then effective Stock Election, notwithstanding that a Deferral Election is on file with the Company. The date of termination of a Participating Director’s service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

5.     Shares Available for Issuance.    This Plan constitutes part of the Deluxe Corporation 2000 Stock Incentive Plan, as amended from time to time (the “SIP”), and is subject to the terms and conditions of the SIP. Any shares of Common Stock issued under this Plan shall be issued pursuant to the terms and conditions of the SIP, and any such shares so issued shall be subject to the limits set forth in the SIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the SIP.

6.       Deferral Payment.

6.1.    Deferral Payment Election.    At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director’s termination of service on the Board as provided in Section 6.2. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account during the period covered by the relevant Deferral Election.

6.2.    Payment of Deferred Stock Accounts in a Lump Sum.    Stock Units credited to a Participating Director’s Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director’s termination of service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 12), Stock Units credited to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer) and issued in full to the Participating Director in whole shares of Common Stock on such date.

6.3.    Payment to Estate.    In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director’s estate or beneficiaries, as the case may be.

7.    Holding Period.    All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director’s Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule (“Rule 16b-3”), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Administrator may, in his or her discretion, require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period.

8.    Limitation on Rights of Eligible and Participating Directors.

8.1.    Service as a Director.    Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

8.2.    Nonexclusivity of the Plan.    Nothing contained in this Plan is intended to affect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the power of the Company’s officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.

9.    Plan Amendment, Modification and Termination.    The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange.

10.    Effective Date and Duration of the Plan.    This Plan shall become effective on January 1, 2001and shall continue, unless terminated by action of the Board, until the expiration or termination of the SIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.

11.    Participants are General Creditors of the Company.    The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

12.    Change of Control.    A “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

A.    Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

B.    During the period from the effective date of this Plan until final distribution to all Participating Directors of their Deferred Stock Accounts, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has acquired securities of the Company or entered into an agreement with the Company to effect a transaction constituting a Change of Control as described in paragraphs (A), (C) or (D) of this Section 12) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

C.    The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 40% of the combined voting power of the Company’s then outstanding securities; or

D.    The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

E.    For the purposes of this Section 12, the following terms shall have definitions ascribed herein to them:

(i)	“Person” shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange.

(ii)	“Beneficial Owner” shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.

(iii)
“Affiliate” shall mean a company controlled directly or indirectly by the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

13.    Miscellaneous.

13.1    Securities Law and Other Restrictions.    Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b)    there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

13.2.    Governing Law.    The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

Regular Meeting of Shareholders

Shareholders are invited to attend Deluxe’s regular shareholder meeting. It will be held Tuesday, May 7, 2002, at Deluxe’s Gramsie facility — 1005 Gramsie Road, Shoreview, Minnesota., 55126, at 1:30 p.m.

Toll-free Shareholder Information Line

You may dial 1-888-359-6397 (1-888-DLX-NEWS) to listen to the latest quarterly financial results, dividend news, and other information about Deluxe.

Information about Deluxe can also be found on our Web site at http://www.deluxe.com.

Dividend Direct Deposit

Deluxe Corporation directly deposits dividends into the accounts of its employee shareholders. This service is also available to shareholders who are not employees. It allows shareholders to have their dividends automatically deposited into an account at the financial institution they designate. Direct deposit provides convenient, fast access to dividend payments.

For additional information about dividend deposit or to change the account to which your dividend is currently being deposited, please contact Wells Fargo Bank Minnesota, N.A. by telephone at (800) 468-9716 or by e-mail at www.wellsfargo.com/com/shareowner_services.

Deluxe Corporation 3680 Victoria St. N. Shoreview, MN 5512-2966 P.O. Box 64235 St. Paul, MN 55164-0235	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned appoints Lawrence J. Mosner, Ronald E. Eilers, and Anthony C. Scarfone as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Deluxe Corporation held of record by the undersigned on March 11, 2002, at the annual meeting of shareholders to be held on May 7, 2002, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no contrary direction is made, this proxy will be voted FOR each of the nominees for the Board of Directors listed on the reverse side hereof and each of the listed proposals. Also, by signing this proxy, you authorized the above named proxies to vote upon such other business as may properly come before the meeting. The company anticipates that no other business will be conducted at the meeting.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—It’s toll-free. It’s quick, easy and immediate. 1-800-240-6326

•	Use any touch-tone telephone to grant your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 6, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that is located above.
•	Follow the simple instructions provided by the voice.

VOTE BY INTERNET—It’s quick, easy and immediate.    http://www.eproxy.com/dlx

•	Use the Internet to grant your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 6, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Deluxe Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors recommends a vote FOR each of the proposals listed below.

1. Election of directors:	01 Lawrence J. Mosner 02 Ronald E. Eilers 03 Daniel D. Granger 04 Barbara B. Grogan 05 Charles A. Haggerty	06 Donald R. Hollis 07 Cheryl Mayberry McKissack 08 Stephen P. Nachtsheim 09 Martyn R. Redgrave 10 Robert C. Salipante	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s)
in the box provided to the right.)

2. To approve the Deluxe Corporation 2000 Employee Stock Purchase Plan for the purpose of qualifying the Plan under Section 423 of the Internal Revenue Code.	☐ For	☐ Against	☐ Abstain
3. To approve amendments to the Deluxe Corporation 2000 Stock Incentive Plan in order to increase the number of shares available for issuance under the Plan, extend the term of the Plan, and allow for annual stock option grants to non-employee Directors of the Company.
	☐ For	☐ Against	☐ Abstain
4. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors.	☐ For	☐ Against	☐ Abstain
5. In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting.

Address Change? Mark Box  ☐    Indicate changes below:

Dated:                                       , 2002

Signature(s) in Box
Please sign exactly as your name appears at the left. When shares are held by joint tenants, either or both may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person.